Exhibit 99.2

Financial Highlights

UDR, Inc.
As of End of Second Quarter 2016 (1)
(Unaudited)

		Actual Results	Actual Results	Guidance as of June 30, 2016
Dollars in thousands, except per share and unit		2Q 2016	YTD 2016	3Q 2016	Full-Year 2016
GAAP Metrics
Net income/(loss) attributable to common stockholders		$17,017	$26,481	--	--
Net income/(loss) attributable to UDR, Inc.		$17,946	$28,339	--	--
Income/(loss) per weighted average common share, diluted		$0.06	$0.10	$0.04 to $0.07	$0.23 to $0.27

Per Share Metrics
FFO per common share and unit, diluted		$0.44	$0.87	$0.44 to $0.46	$1.76 to $1.80
FFO as Adjusted per common share and unit, diluted		$0.45	$0.88	$0.44 to $0.46	$1.77 to $1.80
Adjusted Funds from Operations ("AFFO") per common share and unit, diluted		$0.41	$0.81	$0.39 to $0.41	$1.61 to $1.64
Dividend declared per share and unit		$0.2950	$0.5900	$0.2950	$1.18 (2)

Same-Store Operating Metrics
Revenue growth		5.7%	6.0%	--	5.50% - 6.00%
Expense growth		5.5%	4.1%	--	3.00% - 3.50%
NOI growth		5.7%	6.8%	--	6.50% - 7.00%
Physical Occupancy		96.6%	96.6%	--	96.6%

Property Metrics			Homes	Communities	% of Total NOI
Same-Store			34,179	118	73.1%
Stabilized, Non-Mature			4,448	10	11.1%
Acquired Communities			-	-	-
Redevelopment			2,101	4	4.3%
Non-Residential / Other			N/A	N/A	1.7%
Sold and Held for disposition			-	-	0.0%
Joint Venture (includes completed JV developments) (3)			7,143	29	9.8%
Sub-total, completed homes			47,871	161	100%
Under Development			1,101	2	-
Joint Venture Development			876	4	-
Preferred Equity Investments			1,533	5	-
Total expected homes (3)(4)			51,381	172	100%

Balance Sheet Metrics (adjusted for non-recurring items)			Market Capitalization
	2Q 2016	2Q 2015		2Q 2016	% of Total
Interest Coverage Ratio	4.76x	4.32x	Total debt	$3,465,177	24.1%
Fixed Charge Coverage Ratio	4.63x	4.21x	Common stock equivalents (5)	10,940,803	75.9%
Leverage Ratio	33.2%	37.5%	Total market capitalization	$14,405,980	100.0%
Net Debt-to-EBITDA	5.3x	6.2x

(1) See Attachment 16 for definitions and other terms.
(2) Annualized for 2016.
(3) Joint venture NOI is based on UDR's pro rata share. Homes and communities at 100%.
(4) Excludes 218 homes at Steele Creek where we have a participating loan investment as described in Attachment 9(B).
(5) Based on a common share price of $36.92 at June 30, 2016.

Attachment 1

UDR, Inc.
Consolidated Statements of Operations (1)
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
In thousands, except per share amounts	2016	2015	2016	2015
REVENUES:
Rental income	$236,168	$212,764	$468,125	$419,811
Joint venture management and other fees (2)	2,618	3,098	5,476	15,804
Total revenues	238,786	215,862	473,601	435,615
OPERATING EXPENSES:
Property operating and maintenance	38,574	37,194	78,020	74,444
Real estate taxes and insurance	30,279	25,138	58,656	51,360
Property management	6,494	5,851	12,873	11,545
Other operating expenses	1,892	1,769	3,644	3,535
Real estate depreciation and amortization	105,937	90,344	211,276	179,121
Acquisition costs	—	84	—	283
General and administrative	10,835	13,637	24,679	25,590
Casualty-related (recoveries)/charges, net	1,629	843	1,629	1,839
Other depreciation and amortization	1,486	1,700	3,039	3,323
Total operating expenses	197,126	176,560	393,816	351,040
Operating income	41,660	39,302	79,785	84,575
Income/(loss) from unconsolidated entities (2)	325	(573)	1,004	58,586
Interest expense	(30,678)	(29,673)	(61,782)	(58,473)
Interest income and other income/(expense), net	540	382	971	742
Income/(loss) before income taxes and gain/(loss) on sale of real estate owned	11,847	9,438	19,978	85,430
Tax benefit/(provision), net	402	1,404	805	1,829
Income/(loss) from continuing operations	12,249	10,842	20,783	87,259
Gain/(loss) on sale of real estate owned, net of tax	7,315	79,042	10,385	79,042
Net income/(loss)	19,564	89,884	31,168	166,301
Net (income)/loss attributable to redeemable noncontrolling interests in the OP and DownREIT Partnership	(1,610)	(3,029)	(2,515)	(5,617)
Net (income)/loss attributable to noncontrolling interests	(8)	—	(314)	(7)
Net income/(loss) attributable to UDR, Inc.	17,946	86,855	28,339	160,677
Distributions to preferred stockholders - Series E (Convertible)	(929)	(931)	(1,858)	(1,862)
Net income/(loss) attributable to common stockholders	$17,017	$85,924	$26,481	$158,815

Income/(loss) per weighted average common share - basic:	$0.06	$0.33	$0.10	$0.62
Income/(loss) per weighted average common share - diluted:	$0.06	$0.33	$0.10	$0.61
Common distributions declared per share	$0.2950	$0.2775	$0.5900	$0.5550
Weighted average number of common shares outstanding - basic	266,268	257,849	264,362	257,344
Weighted average number of common shares outstanding - diluted	268,174	262,806	266,227	259,267

(1) See Attachment 16 for definitions and other terms.
(2) In January 2015, the eight communities held by the Texas Joint Venture were sold, generating proceeds to UDR of $43.5 million. The Company recorded promote and disposition fee income of approximately $9.6 million and a gain of approximately $59.1 million in connection with the sale during the six months ended June 30, 2015.

Attachment 2

UDR, Inc.
Funds From Operations (1)
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
In thousands, except per share and unit amounts	2016	2015	2016	2015
Net income/(loss) attributable to common stockholders	$17,017	$85,924	$26,481	$158,815
Real estate depreciation and amortization	105,937	90,344	211,276	179,121
Noncontrolling interests	1,618	3,029	2,829	5,624
Real estate depreciation and amortization on unconsolidated joint ventures	12,299	10,017	22,649	19,867
Net gain on the sale of unconsolidated depreciable property (2)	—	—	—	(59,073)
Net gain on the sale of depreciable real estate owned (5)	(7,315)	(79,042)	(8,700)	(79,042)
Funds from operations ("FFO") attributable to common stockholders and unitholders, basic	$129,556	$110,272	$254,535	$225,312
Distributions to preferred stockholders - Series E (Convertible) (3)	929	931	1,858	1,862
FFO attributable to common stockholders and unitholders, diluted	$130,485	$111,203	$256,393	$227,174
FFO per common share and unit, basic	$0.44	$0.41	$0.88	$0.85
FFO per common share and unit, diluted	$0.44	$0.41	$0.87	$0.84
Weighted average number of common shares and OP/DownREIT Units outstanding - basic	291,458	266,974	289,553	266,489
Weighted average number of common shares, OP/DownREIT Units, and common stock
equivalents outstanding - diluted	296,392	271,931	294,446	271,448
Impact of adjustments to FFO:
Acquisition-related costs/(fees), including joint ventures	$—	$1,544	$—	$1,743
Texas Joint Venture promote and disposition fee income (2)	—	—	—	(9,633)
Long-term incentive plan transition costs	28	1,008	351	1,862
Net gain on the sale of non-depreciable real estate owned (5)	—	—	(1,685)	—
Casualty-related (recoveries)/charges, including joint ventures, net (4)	1,629	843	2,755	1,839
	$1,657	$3,395	$1,421	$(4,189)
FFO as Adjusted attributable to common stockholders and unitholders, diluted	$132,142	$114,598	$257,814	$222,985
FFO as Adjusted per common share and unit, diluted	$0.45	$0.42	$0.88	$0.82
Recurring capital expenditures	(11,052)	(10,111)	(18,013)	(17,354)
AFFO attributable to common stockholders and unitholders	$121,090	$104,487	$239,801	$205,631
AFFO per common share and unit, diluted	$0.41	$0.38	$0.81	$0.76

(1) See Attachment 16 for definitions and other terms.
(2) In January 2015, the eight communities held by the Texas Joint Venture were sold, generating proceeds to UDR of $43.5 million. The Company recorded promote and disposition fee income of approximately $9.6 million and a gain of approximately $59.1 million in connection with the sale during the six months ended June 30, 2015.

(3) Series E preferred shares are dilutive for purposes of calculating FFO per share. Consequently, distributions to Series E preferred shareholders are added to FFO and the weighted average number of shares are included in the denominator when calculating FFO per common share and unit, diluted.

(4) Casualty-related charges for the six months ended June 30, 2016 include $1.1 million related to UDR's share of the 717 Olympic casualty, which is included in income/(loss) from unconsolidated entities in Attachment 1.

(5) The GAAP gain for the six months ended June 30, 2016 is $10.4 million, of which $1.7 million is FFO gain related to the sale of two land parcels. The FFO gain is backed out for FFO as Adjusted.

Attachment 3

UDR, Inc.
Consolidated Balance Sheets (1)
(Unaudited)
	June 30,	December 31,
In thousands, except share and per share amounts	2016	2015
ASSETS
Real estate owned:
Real estate held for investment	$9,073,474	$9,053,599
Less: accumulated depreciation	(2,842,273)	(2,646,044)
Real estate held for investment, net	6,231,201	6,407,555
Real estate under development
(net of accumulated depreciation of $0 and $0)	238,938	124,072
Real estate held for disposition
(net of accumulated depreciation of $0 and $830)	—	11,775
Total real estate owned, net of accumulated depreciation	6,470,139	6,543,402

Cash and cash equivalents	5,167	6,742
Restricted cash	20,524	20,798
Funds held in escrow from IRC Section 1031 exchanges	34,732	—
Notes receivable, net	19,694	16,694
Investment in and advances to unconsolidated joint ventures, net	933,403	938,906
Other assets	126,423	137,302
Total assets	$7,610,082	$7,663,844
LIABILITIES AND EQUITY
Liabilities:
Secured debt	$1,256,119	$1,376,945
Unsecured debt	2,209,058	2,193,850
Real estate taxes payable	23,168	18,786
Accrued interest payable	26,735	29,162
Security deposits and prepaid rent	37,916	36,330
Distributions payable	86,957	80,368
Accounts payable, accrued expenses, and other liabilities	91,275	81,356
Total liabilities	3,731,228	3,816,797
Redeemable noncontrolling interests in the OP and DownREIT Partnership	929,985	946,436
Equity:
Preferred stock, no par value; 50,000,000 shares authorized
2,796,903 shares of 8.00% Series E Cumulative Convertible issued
and outstanding (2,796,903 shares at December 31, 2015)	46,457	46,457
16,452,496 shares of Series F outstanding (16,452,496 shares
at December 31, 2015)	1	1
Common stock, $0.01 par value; 350,000,000 shares authorized
267,058,578 shares issued and outstanding (261,844,521 shares at December 31, 2015)	2,671	2,618
Additional paid-in capital	4,622,939	4,447,816
Distributions in excess of net income	(1,712,418)	(1,584,459)
Accumulated other comprehensive income/(loss), net	(12,974)	(12,678)
Total stockholders' equity	2,946,676	2,899,755
Noncontrolling interests	2,193	856
Total equity	2,948,869	2,900,611
Total liabilities and equity	$7,610,082	$7,663,844

(1) See Attachment 16 for definitions and other terms.

Attachment 4(A)

UDR, Inc.
Selected Financial Information (1)
(Unaudited)
				June 30,	December 31,
Common Stock and Equivalents				2016	2015
Common shares (2)				266,279,716	261,044,151
Restricted shares				778,862	800,370
Total common stock				267,058,578	261,844,521
Stock options, LTIP Units and restricted stock equivalents				1,062,270	1,181,193
Operating and DownREIT Partnership units				23,437,521	23,439,601
Preferred OP units				1,751,671	1,751,671
Convertible preferred Series E stock (3)				3,028,068	3,028,068
Total common stock and equivalents				296,338,108	291,245,054

				2Q 2016 Weighted	2Q 2015 Weighted
Weighted Average Number of Shares Outstanding				Average	Average
Weighted average number of common shares and OP/DownREIT units outstanding - basic				291,458,215	266,973,865
Weighted average number of OP/DownREIT units outstanding				(25,190,083)	(9,124,983)
Weighted average number of common shares outstanding - basic per the Consolidated Statements of Operations				266,268,132	257,848,882

Weighted average number of common shares, OP/DownREIT units, and common stock equivalents outstanding - diluted				296,392,394	271,931,010
Weighted average number of OP/DownREIT units outstanding				(25,190,083)	(9,124,983)
Weight average number of Series E preferred shares outstanding (4)				(3,028,068)	—
Weighted average number of common shares outstanding - diluted per the Consolidated Statements of Operations				268,174,243	262,806,027

				Year-to-Date	Year-to-Date
				Weighted Average	Weighted Average
Weighted average number of common shares and OP/DownREIT units outstanding - basic				289,552,862	266,488,982
Weighted average number of OP/DownREIT units outstanding				(25,190,678)	(9,144,945)
Weighted average number of common shares outstanding - basic per the Consolidated Statements of Operations				264,362,184	257,344,037

Weighted average number of common shares, OP/DownREIT units, and common stock equivalents outstanding - diluted				294,445,610	271,447,391
Weighted average number of OP/DownREIT units outstanding				(25,190,678)	(9,144,945)
Weight average number of Series E preferred shares outstanding (4)				(3,028,068)	(3,035,548)
Weighted average number of common shares outstanding - diluted per the Consolidated Statements of Operations				266,226,864	259,266,898

		June 30,		December 31,
Market Capitalization, In thousands		2016	% of Total	2015	% of Total
Total debt		$3,465,177	24.1%	$3,570,795	24.6%
Common stock and equivalents ($36.92 at 6/30/16 and $37.57 at 12/31/15)		10,940,803	75.9%	10,942,077	75.4%
Total market capitalization		$14,405,980	100.0%	$14,512,872	100.0%

				Gross	% of
	Number of	2Q 2016 NOI (1)		Carrying Value	Total Gross
Asset Summary	Homes	($000s)	% of NOI	($000s)	Carrying Value
Unencumbered assets	28,364	$124,125	74.2%	$7,219,115	77.5%
Encumbered assets	12,364	43,190	25.8%	2,093,297	22.5%
	40,728	$167,315	100.0%	$9,312,412	100.0%

(1) See Attachment 16 for definitions and other terms.
(2) Includes the effect of 5.0 million shares issued at a net price of $34.73 during the six months ended June 30, 2016.
(3) At June 30, 2016 and December 31, 2015, a total of 2,796,903 shares of the Series E were outstanding, which is equivalent to 3,028,068 shares of common stock if converted (after adjusting for the special dividend paid in 2008).

(4) Series E preferred shares are anti-dilutive for purposes of calculating earnings per share for the three and six months ended June 30, 2016 and the six months ended June 30, 2015. For the three months ended June 30, 2015, the Series E preferred shares are dilutive.

Attachment 4(B)

UDR, Inc.
Selected Financial Information (1)
(Unaudited)
						Weighted	Weighted
						Average	Average Years
Debt Structure, In thousands			Balance		% of Total	Interest Rate	to Maturity
Secured	Fixed		$826,904		23.8%	4.87%	4.0
	Floating		425,415	(2)	12.2%	1.78%	4.0
	Combined		1,252,319		36.0%	3.82%	4.0

Unsecured	Fixed		1,930,644	(3)	55.5%	3.91%	5.6
	Floating		294,199		8.5%	1.36%	3.7
	Combined		2,224,843		64.0%	3.58%	5.4

Total Debt	Fixed		2,757,548		79.3%	4.20%	5.1
	Floating		719,614		20.7%	1.61%	3.9
	Combined		$3,477,162		100.0%	3.66%	4.9
	Total Non-Cash Adjustments (5)		(11,985)
	Total per Balance Sheet		$3,465,177			3.76%

Debt Maturities, In thousands
		Unsecured	Revolving Credit				Weighted Average
	Secured Debt (6)	Debt (6)	Facilities (4) (7)		Balance	% of Total	Interest Rate
2016	$3,559	$—	$—		$3,559	0.1%	5.28%
2017	275,526	—	—		275,526	7.9%	4.13%
2018	211,065	300,000	—		511,065	14.7%	3.87%
2019	315,496	—	4,199		319,695	9.2%	4.44%
2020	170,664	300,000	255,000		725,664	20.8%	2.98%
2021	—	350,000	—		350,000	10.1%	2.15%
2022	—	400,000	—		400,000	11.5%	4.63%
2023	96,409	—	—		96,409	2.8%	2.37%
2024	—	315,644	—		315,644	9.1%	3.99%
2025	127,600	300,000	—		427,600	12.3%	4.26%
Thereafter	52,000	—	—		52,000	1.5%	2.22%
	1,252,319	1,965,644	259,199		3,477,162	100.0%	3.66%
Total Non-Cash Adjustments (5)	3,800	(15,785)	—		(11,985)
Total per Balance Sheet	$1,256,119	$1,949,859	$259,199		$3,465,177		3.76%

Debt Maturities With Extensions, In thousands
		Unsecured	Revolving Credit				Weighted Average
	Secured Debt (6)	Debt (6)	Facilities (4) (7)		Balance	% of Total	Interest Rate
2016	$3,559	$—	$—		$3,559	0.1%	5.28%
2017	275,526	—	—		275,526	7.9%	4.13%
2018	211,065	300,000	—		511,065	14.7%	3.87%
2019	315,496	—	4,199		319,695	9.2%	4.44%
2020	170,664	300,000	—		470,664	13.5%	3.86%
2021	—	350,000	255,000		605,000	17.4%	1.81%
2022	—	400,000	—		400,000	11.5%	4.63%
2023	96,409	—	—		96,409	2.8%	2.37%
2024	—	315,644	—		315,644	9.1%	3.99%
2025	127,600	300,000	—		427,600	12.3%	4.26%
Thereafter	52,000	—	—		52,000	1.5%	2.22%
	1,252,319	1,965,644	259,199		3,477,162	100.0%	3.66%
Total Non-Cash Adjustments (5)	3,800	(15,785)	—		(11,985)
Total per Balance Sheet	$1,256,119	$1,949,859	$259,199		$3,465,177		3.76%

(1) See Attachment 16 for definitions and other terms.
(2) Includes $336.3 million of debt with a weighted average interest cap of 8.0% on the underlying index.
(3) Includes $315.0 million of floating rate debt that has been fixed using interest rate swaps at a weighted average rate of 2.23%.
(4) UDR's $1.1 billion line of credit has a maturity date of January 2020, plus two six-month extension options. The credit facility carries an interest rate equal to LIBOR plus a spread of 90 basis points and a facility fee of 15 basis points, which is not included in the interest rate above.

(5) Includes the unamortized balance of fair market value adjustments, premiums/discounts, deferred hedge gains, and deferred financing costs.
(6) Includes principal amortization, as applicable.
(7) Subsequent to quarter end, UDR amended its working capital credit facility. The amendment increases the unsecured revolving credit facility size from $30 million to $75 million. The scheduled maturity date continues to be January 1, 2019. Based on UDR's current credit rating, the working capital credit facility has an interest rate equal to LIBOR plus a spread of 90 basis points.

Attachment 4(C)

UDR, Inc.
Selected Financial Information (1)
(Unaudited)
				Quarter Ended
Coverage Ratios				June 30, 2016
Net income/(loss) attributable to UDR, Inc.				$17,946
Adjustments:
Interest expense				30,678
Real estate depreciation and amortization				105,937
Real estate depreciation and amortization on unconsolidated joint ventures				12,299
Other depreciation and amortization				1,486
Noncontrolling interests				1,618
Income tax provision/(benefit)				(402)
EBITDA				$169,562

(Gain)/loss on sale of real estate owned, net of tax				(7,315)
Long-term incentive plan transition costs				28
Casualty-related (recoveries)/charges, including joint ventures, net				1,629
EBITDA - adjusted for non-recurring items				$163,904
Annualized EBITDA - adjusted for non-recurring items				$655,616
Interest expense				$30,678
Capitalized interest expense				3,786
Total interest				$34,464

Preferred dividends				$929
Total debt				$3,465,177
Cash				5,167
Net debt				$3,460,010

Interest Coverage Ratio				4.92	x

Fixed Charge Coverage Ratio				4.79	x

Interest Coverage Ratio - adjusted for non-recurring items				4.76	x

Fixed Charge Coverage Ratio - adjusted for non-recurring items				4.63	x

Net Debt-to-EBITDA - adjusted for non-recurring items				5.3	x

Debt Covenant Overview

Unsecured Line of Credit Covenants (2)	Required	Actual		Compliance
Maximum Leverage Ratio	≤60.0%	34.1%	(2)	Yes
Minimum Fixed Charge Coverage Ratio	≥1.5x	3.7x		Yes
Maximum Secured Debt Ratio	≤40.0%	16.8%		Yes
Minimum Unencumbered Pool Leverage Ratio	≥150.0%	378.2%		Yes

Senior Unsecured Note Covenants (3)	Required	Actual		Compliance
Debt as a percentage of Total Assets	≤60.0%	33.3%	(3)	Yes
Consolidated Income Available for Debt Service to Annual Service Charge	≥1.5x	4.9x		Yes
Secured Debt as a percentage of Total Assets	≤40.0%	12.0%		Yes
Total Unencumbered Assets to Unsecured Debt	≥150.0%	333.6%		Yes

Securities Ratings	Debt	Preferred		Outlook
Moody's Investors Service	Baa1	Baa2		Stable
Standard & Poor's	BBB+	BBB-		Stable

(1) See Attachment 16 for definitions and other terms.
(2) As defined in our credit agreement dated October 20, 2015.
(3) As defined in our indenture dated November 1, 1995 as amended, supplemented or modified from time to time.

Attachment 5

UDR, Inc.
Operating Information (1)
(Unaudited)

	Total	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
Dollars in thousands	Homes	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Revenues
Same-Store Communities	34,179	$190,243	$187,511	$184,358	$183,511	$180,027
Stabilized, Non-Mature Communities	4,448	28,383	27,702	25,916	8,903	6,097
Acquired Communities	—	—	—	—	—	—
Redevelopment Communities	2,101	11,277	11,471	11,756	11,773	11,562
Development Communities	—	1	1	—	—	—
Non-Residential / Other (2)	—	6,153	4,911	6,674	5,727	5,259
Total	40,728	$236,057	$231,596	$228,704	$209,914	$202,945
Expenses
Same-Store Communities (3)		$54,732	$53,922	$53,380	$54,633	$51,878
Stabilized, Non-Mature Communities		7,786	8,224	7,637	2,906	2,418
Acquired Communities		—	—	—	—	—
Redevelopment Communities		3,260	3,290	3,224	3,348	3,171
Development Communities		76	80	39	56	9
Non-Residential / Other (2)(3)		2,940	2,179	1,693	581	1,628
Total		$68,794	$67,695	$65,973	$61,524	$59,104
Net Operating Income
Same-Store Communities		$135,511	$133,589	$130,978	$128,878	$128,149
Stabilized, Non-Mature Communities		20,597	19,478	18,279	5,997	3,679
Acquired Communities		—	—	—	—	—
Redevelopment Communities		8,017	8,181	8,532	8,425	8,391
Development Communities		(75)	(79)	(39)	(56)	(9)
Non-Residential / Other (2)		3,213	2,732	4,981	5,146	3,631
Total		$167,263	$163,901	$162,731	$148,390	$143,841
Operating Margin
Same-Store Communities		71.2%	71.2%	71.0%	70.2%	71.2%
Average Physical Occupancy
Same-Store Communities		96.6%	96.5%	96.6%	96.7%	96.9%
Stabilized, Non-Mature Communities		95.6%	94.1%	93.4%	87.3%	74.1%
Acquired Communities		—	—	—	—	—
Redevelopment Communities		91.6%	93.3%	95.2%	95.9%	95.9%
Development Communities		—	—	—	—	—
Other (4)		—	—	—	95.7%	96.3%
Total		96.2%	96.1%	96.2%	96.2%	96.2%
Return on Invested Capital
Same-Store Communities		7.5%	7.5%	7.3%	7.3%	7.2%
Sold and Held for Disposition Communities
Revenues	—	$111	$361	$5,648	$7,851	$9,819
Expenses		59	128	2,082	2,676	3,228
Net Operating Income/(loss)		$52	$233	$3,566	$5,175	$6,591

Total	40,728	$167,315	$164,134	$166,297	$153,565	$150,432

(1) See Attachment 16 for definition and other terms.
(2) Primarily non-residential revenue and expense and straight-line adjustment for concessions.
(3) Quarter ended June 30, 2016 was elevated due to a $2.2 million expense resulting from a higher-than-expected initial stabilized real estate tax assessment on a 2014, San Francisco, development completion. $1.1 million is included in Same-Store Communities expense as it related to the period of time that the community was in our Same-Store population while the remaining $1.1 million is in Non-Residential / Other expense.

(4) Includes occupancy of Sold and Held for Disposition Communities.

Attachment 6

UDR, Inc.
Same-Store Operating Expense Information (1)
(Dollars in Thousands)
(Unaudited)

	% of 2Q 2016
	SS Operating
Year-Over-Year Comparison	Expenses	2Q 2016	2Q 2015	% Change
Real estate taxes (2)(3)	38.4%	$21,031	$18,601	13.1%
Personnel	23.9%	13,084	13,220	-1.0%
Utilities	14.0%	7,658	7,893	-3.0%
Repair and maintenance	12.4%	6,806	6,781	0.4%
Administrative and marketing	6.6%	3,612	3,222	12.1%
Insurance	4.7%	2,541	2,161	17.6%
Same-Store operating expenses (3)	100.0%	$54,732	$51,878	5.5%
Same-Store Homes	34,179

	% of 2Q 2016
	SS Operating
Sequential Comparison	Expenses	2Q 2016	1Q 2016	% Change
Real estate taxes (2)	38.4%	$21,031	$19,918	5.6%
Personnel	23.9%	13,084	13,057	0.2%
Utilities	14.0%	7,658	8,768	-12.7%
Repair and maintenance	12.4%	6,806	6,779	0.4%
Administrative and marketing	6.6%	3,612	3,169	14.0%
Insurance	4.7%	2,541	2,231	13.9%
Same-Store operating expenses	100.0%	$54,732	$53,922	1.5%
Same-Store Homes	34,179

	% of YTD 2016
	SS Operating
Year-to-Date Comparison	Expenses	YTD 2016	YTD 2015	% Change

Real estate taxes (2)(3)	37.8%	$40,927	$37,640	8.7%
Personnel	24.0%	25,986	25,717	1.0%
Utilities	15.1%	16,392	16,878	-2.9%
Repair and maintenance	12.5%	13,551	13,282	2.0%
Administrative and marketing	6.2%	6,745	6,407	5.3%
Insurance	4.4%	4,760	4,136	15.1%
Same-Store operating expenses (3)	100.0%	$108,361	$104,060	4.1%
Same-Store Homes	34,017

(1) See Attachment 16 for definitions and other terms.
(2) 2Q 2016 and YTD 2016 Same Store Expense was elevated due to a $1.1 million expense resulting from a higher-than-expected initial stabilized real estate tax assessment on a 2014, San Francisco, development completion.

(3) 2Q 2016 and YTD 2016 presented above includes $70 thousand and $140 thousand of higher New York real estate taxes due to 421 exemption and abatement reductions. Had the Same Store Expense included 100% of the NY real estate taxes before 421 savings, in all periods presented, the percent change would have been as follows:

	2Q 2016 vs. 2Q 2015	YTD 2016 vs. YTD 2015
Real estate taxes	11.0%	7.3%
Same-Store operating expenses	5.1%	3.8%

Attachment 7(A)

UDR, Inc.
Apartment Home Breakout (1)
Portfolio Overview as of Quarter Ended
June 30, 2016
(Unaudited)

		Non-Mature Homes			Unconsolidated
	Total			Total	Joint Venture	Total
	Same-Store		Non-	Consolidated	Operating	Homes
	Homes	Stabilized (2)	Stabil. / Other (3)	Homes	Homes (4)	(incl. JV) (4)
West Region
Orange County, CA	3,194	173	1,447	4,814	—	4,814
San Francisco, CA	2,230	328	193	2,751	447	3,198
Seattle, WA	2,014	—	71	2,085	555	2,640
Los Angeles, CA	1,225	—	—	1,225	151	1,376
Monterey Peninsula, CA	1,565	—	—	1,565	—	1,565
Other Southern CA	756	—	—	756	571	1,327
Portland, OR	476	—	—	476	—	476
	11,460	501	1,711	13,672	1,724	15,396
Mid-Atlantic Region
Metropolitan DC	4,824	3,578	—	8,402	874	9,276
Baltimore, MD	2,122	—	—	2,122	379	2,501
Richmond, VA	1,358	—	—	1,358	—	1,358
	8,304	3,578	—	11,882	1,253	13,135
Northeast Region
New York, NY	1,945	—	—	1,945	710	2,655
Boston, MA	1,179	369	—	1,548	1,302	2,850
Philadelphia, PA	—	—	—	—	290	290
	3,124	369	—	3,493	2,302	5,795

Southeast Region
Orlando, FL	2,500	—	—	2,500	—	2,500
Tampa, FL	2,287	—	—	2,287	—	2,287
Nashville, TN	2,260	—	—	2,260	—	2,260
Other Florida	636	—	—	636	—	636
	7,683	—	—	7,683	—	7,683
Southwest Region
Dallas, TX	2,725	—	—	2,725	1,382	4,107
Austin, TX	883	—	390	1,273	259	1,532
Denver, CO	—	—	—	—	223	223
	3,608	—	390	3,998	1,864	5,862
Totals	34,179	4,448	2,101	40,728	7,143	47,871

Communities	118	10	4	132	29	161

Total Homes (incl. joint ventures) (4)			47,871
Homes in Development, Excluding Completed Homes (5)
Current Pipeline Wholly-Owned			1,101
Current Pipeline Joint Venture (6)			876
Current Pipeline Preferred Equity Investments (6)			1,533
Total expected homes (including development)			51,381

(1) See Attachment 16 for definitions and other terms.
(2) Represents homes included in Stabilized, Non-Mature Communities category on Attachment 5.
(3) Represents homes included in Acquired, Development, Redevelopment, Non-Residential/Other and Sold and Held for Disposition Communities categories on Attachment 5. Excludes development homes not yet completed.

(4) Represents joint venture homes at 100 percent. See Attachment 12 for UDR's joint venture and partnership ownership interests.
(5) See Attachments 9(A) and 9(B) for details of our development communities.
(6) Represents joint venture and preferred equity investment homes at 100 percent. Excludes 218 homes at Steele Creek where we have a participating loan investment. See Attachments 9(A) and 9(B) for UDR's developments and ownership interests.

Attachment 7(B)

UDR, Inc.
Non-Mature Home Summary (1)
Portfolio Overview as of Quarter Ended
June 30, 2016
(Unaudited)

Non-Mature Home Breakout - By Region (includes development homes that have been completed)

		# of	Same-Store			# of	Same-Store
Community	Category	Homes	Date (2)	Community	Category	Homes	Date (2)
West Region				Mid-Atlantic Region
Orange County, CA				Metropolitan D.C.
Beach & Ocean	Stabilized, Non-Mature	173	4Q16	DelRay Tower	Stabilized, Non-Mature	332	1Q17
Coronado	Redevelopment	1,447	2Q18	1200 East West	Stabilized, Non-Mature	247	1Q17
				Courts at Huntington Station	Stabilized, Non-Mature	421	1Q17
San Francisco, CA				Eleven55 Ripley	Stabilized, Non-Mature	379	1Q17
2000 Post	Stabilized, Non-Mature	328	1Q17	Arbor Park of Alexandria	Stabilized, Non-Mature	851	2Q17
Edgewater	Redevelopment	193	2Q18	Courts at Dulles	Stabilized, Non-Mature	411	1Q17
				Newport Village	Stabilized, Non-Mature	937	1Q17
Seattle, WA
Borgata Apartment Homes	Redevelopment	71	2Q18	Northeast Region
				Boston, MA
				100 Pier 4	Stabilized, Non-Mature	369	1Q17

				Southwest Region
				Austin, TX
				Residences at the Domain	Redevelopment	390	2Q18

				Total		6,549

Non-Mature Home Breakout - By Date (quarter indicates date of Same-Store inclusion)

		# of				# of
Date & Community	Category	Homes		Date & Community	Category	Homes
4Q16				2Q17
Beach & Ocean	Stabilized, Non-Mature	173		Arbor Park of Alexandria	Stabilized, Non-Mature	851

1Q17				2Q18
DelRay Tower	Stabilized, Non-Mature	332		Edgewater	Redevelopment	193
100 Pier 4	Stabilized, Non-Mature	369		Borgata Apartment Homes	Redevelopment	71
1200 East West	Stabilized, Non-Mature	247		Coronado	Redevelopment	1,447
Courts at Huntington Station	Stabilized, Non-Mature	421		Residences at the Domain	Redevelopment	390
Eleven55 Ripley	Stabilized, Non-Mature	379
Courts at Dulles	Stabilized, Non-Mature	411
Newport Village	Stabilized, Non-Mature	937
2000 Post	Stabilized, Non-Mature	328

				Total		6,549

Summary of Non-Mature Home Activity
		Stabilized,				Held for
	Market	Non-Mature	Acquired	Redevelopment	Development	Disposition	Total
Non-Mature Homes at March 31, 2016		4,610	—	2,101	—	—	6,711
Lightbox (3)	Seattle, WA	(162)	—	—	—	—	(162)
Non-Mature Homes at June 30, 2016		4,448	—	2,101	—	—	6,549

(1) See Attachment 16 for definitions and other terms.
(2) Estimated Same-Store quarter represents the quarter UDR anticipates contributing the community to the QTD Same-Store pool.
(3) Contributed the community to the QTD Same-Store pool in 2Q16.

Attachment 7(C)

UDR, Inc.
Total Revenue Per Occupied Home Summary (1)
Portfolio Overview as of Quarter Ended
June 30, 2016
(Unaudited)

		Non-Mature Homes			Unconsolidated
	Total			Total	Joint Venture	Total
	Same-Store		Non-	Consolidated	Operating	Homes
	Homes	Stabilized (2)	Stabilized (3) (4)	Homes	Homes (5)	(incl. pro rata JV) (5)
West Region
Orange County, CA	$2,227	$2,408	$1,804	$2,108	$—	$2,108
San Francisco, CA	3,318	3,525	4,065	3,391	4,548	3,421
Seattle, WA	1,995	—	2,271	2,003	3,583	2,187
Los Angeles, CA	2,614	—	—	2,614	3,904	2,613
Monterey Peninsula, CA	1,487	—	—	1,487	—	1,487
Other Southern CA	1,723	—	—	1,723	3,010	2,076
Portland, OR	1,462	—	—	1,462	—	1,462
Mid-Atlantic Region
Metropolitan DC	1,958	1,911	—	1,938	2,776	1,968
Baltimore, MD	1,500	—	—	1,500	1,751	1,521
Richmond, VA	1,265	—	—	1,265	—	1,265
Northeast Region
New York, NY	4,253	—	—	4,253	4,723	4,324
Boston, MA	2,469	4,046	—	1,840	2,415	2,714
Philadelphia, PA	—	—	—	—	3,352	3,352
Southeast Region
Orlando, FL	1,182	—	—	1,182	—	1,182
Tampa, FL	1,284	—	—	1,284	—	1,284
Nashville, TN	1,194	—	—	1,194	—	1,194
Other Florida	1,490	—	—	1,490	—	1,490
Southwest Region
Dallas, TX	1,248	—	—	1,248	1,867	1,371
Austin, TX	1,349	—	1,440	1,375	4,216	1,641
Denver, CO	—	—	—	—	3,301	3,301
Weighted Average	$1,921	$2,226	$1,953	$1,956	$2,916	$2,027

(1) See Attachment 16 for definitions and other terms.
(2) Represents homes included in Stabilized, Non-Mature Communities category on Attachment 5.
(3) Represents homes included in Acquired, Development, Redevelopment, Non-Residential/Other and Sold and Held for Disposition Communities categories on Attachment 5.
(4) Development revenue per occupied home can be affected by the timing of home deliveries during a quarter and the effects of upfront rental rate concessions on cash-based calculations.
(5) Represents joint ventures at UDR's pro-rata ownership interests. See Attachment 12 for UDR's joint venture and partnership ownership interests.

Attachment 7(D)

UDR, Inc.
Net Operating Income Breakout By Market (1)
June 30, 2016
(Dollars in Thousands)
(Unaudited)

	Three Months Ended June 30, 2016
			Pro-Rata
	Same-Store	Non Same-Store (2)	Share of JVs (3)	Total
Net Operating Income	$135,511	$31,752	$18,279	$185,542

	Three Months Ended June 30, 2016			Three Months Ended June 30, 2016
	As a % of NOI			As a % of NOI
Region	Same-Store	Total	Region	Same-Store	Total
West Region			Northeast Region
Orange County, CA	11.7%	12.0%	New York, NY	12.9%	12.1%
San Francisco, CA	11.2%	10.6%	Boston, MA	4.6%	7.0%
Seattle, WA	6.3%	6.2%	Philadelphia, PA	0.0%	0.7%
Los Angeles, CA	4.8%	3.7%		17.5%	19.8%
Monterey Peninsula, CA	3.7%	2.7%	Southeast Region
Other Southern CA	2.0%	2.4%	Orlando, FL	4.4%	3.2%
Portland, OR	1.1%	0.8%	Tampa, FL	4.2%	3.1%
	40.8%	38.4%	Nashville, TN	4.2%	3.0%
			Other Florida	1.3%	1.0%
Mid-Atlantic Region				14.1%	10.3%
Metropolitan DC	14.1%	19.0%	Southwest Region
Baltimore, MD	4.8%	3.9%	Dallas, TX	4.5%	4.3%
Richmond, VA	2.7%	2.0%	Austin, TX	1.5%	2.0%
	21.6%	24.9%	Denver, CO	0.0%	0.3%
				6.0%	6.6%

			Total	100.0%	100.0%

(1) See Attachment 16 for definitions and other terms.
(2) Excludes results from Sold and Held for Disposition Communities.
(3) Includes UDR's pro rata share of joint venture and partnership NOI.

Attachment 8(A)

UDR, Inc.
Same-Store Operating Information By Major Market (1)
Current Quarter vs. Prior Year Quarter
June 30, 2016
(Unaudited)

		% of Same-
	Total	Store Portfolio	Same-Store
	Same-Store	Based on	Physical Occupancy			Total Revenue per Occupied Home
	Homes	2Q 2016 NOI	2Q 16	2Q 15	Change	2Q 16	2Q 15	Change
West Region
Orange County, CA	3,194	11.7%	95.8%	95.4%	0.4%	$2,227	$2,055	8.4%
San Francisco, CA	2,230	11.2%	96.1%	97.0%	-0.9%	3,318	3,092	7.3%
Seattle, WA	2,014	6.3%	96.6%	97.2%	-0.6%	1,995	1,828	9.1%
Los Angeles, CA	1,225	4.8%	94.4%	95.6%	-1.2%	2,614	2,453	6.6%
Monterey Peninsula, CA	1,565	3.7%	97.4%	97.5%	-0.1%	1,487	1,311	13.4%
Other Southern CA	756	2.0%	95.4%	96.4%	-1.0%	1,723	1,622	6.2%
Portland, OR	476	1.1%	97.7%	97.5%	0.2%	1,462	1,268	15.3%
	11,460	40.8%	96.1%	96.5%	-0.4%	2,271	2,096	8.4%
Mid-Atlantic Region
Metropolitan DC	4,824	14.1%	96.9%	96.9%	0.0%	1,958	1,924	1.8%
Baltimore, MD	2,122	4.8%	97.0%	97.3%	-0.3%	1,500	1,483	1.1%
Richmond, VA	1,358	2.7%	96.8%	96.9%	-0.1%	1,265	1,236	2.3%
	8,304	21.6%	96.9%	97.0%	-0.1%	1,728	1,699	1.7%
Northeast Region
New York, NY	1,945	12.9%	96.9%	97.6%	-0.7%	4,253	4,035	5.4%
Boston, MA	1,179	4.6%	96.7%	97.1%	-0.4%	2,469	2,316	6.6%
	3,124	17.5%	96.8%	97.4%	-0.6%	3,581	3,388	5.7%
Southeast Region
Orlando, FL	2,500	4.4%	96.5%	97.0%	-0.5%	1,182	1,098	7.7%
Tampa, FL	2,287	4.2%	96.6%	97.0%	-0.4%	1,284	1,194	7.5%
Nashville, TN	2,260	4.2%	97.7%	97.3%	0.4%	1,194	1,103	8.3%
Other Florida	636	1.3%	96.0%	96.6%	-0.6%	1,490	1,427	4.4%
	7,683	14.1%	96.9%	97.1%	-0.2%	1,240	1,155	7.4%
Southwest Region
Dallas, TX	2,725	4.5%	96.4%	97.0%	-0.6%	1,248	1,181	5.7%
Austin, TX	883	1.5%	96.5%	97.6%	-1.1%	1,349	1,289	4.7%
	3,608	6.0%	96.4%	97.1%	-0.7%	1,273	1,208	5.4%

Total/Weighted Avg.	34,179	100.0%	96.6%	96.9%	-0.3%	$1,921	$1,812	6.0%

(1) See Attachment 16 for definitions and other terms.

Attachment 8(B)

UDR, Inc.
Same-Store Operating Information By Major Market (1)
Current Quarter vs. Prior Year Quarter
June 30, 2016
(Unaudited)

	Total	Same-Store ($000s)

	Same-Store	Revenues			Expenses				Net Operating Income
	Homes	2Q 16	2Q 15	Change	2Q 16	2Q 15	Change		2Q 16	2Q 15	Change
West Region
Orange County, CA	3,194	$20,444	$18,781	8.9%	$4,697	$4,777	-1.7%		$15,747	$14,004	12.4%
San Francisco, CA	2,230	21,334	20,067	6.3%	6,111	4,592	33.1%	(2)	15,223	15,475	-1.6%
Seattle, WA	2,014	11,645	10,733	8.5%	3,165	3,016	4.9%		8,480	7,717	9.9%
Los Angeles, CA	1,225	9,068	8,617	5.2%	2,564	2,267	13.1%		6,504	6,350	2.4%
Monterey Peninsula, CA	1,565	6,802	5,999	13.4%	1,769	1,603	10.4%		5,033	4,396	14.5%
Other Southern CA	756	3,727	3,547	5.1%	992	963	3.0%		2,735	2,584	5.9%
Portland, OR	476	2,040	1,766	15.5%	497	511	-2.9%		1,543	1,255	23.0%
	11,460	75,060	69,510	8.0%	19,795	17,729	11.7%		55,265	51,781	6.7%
Mid-Atlantic Region
Metropolitan DC	4,824	27,455	26,977	1.8%	8,354	8,750	-4.5%		19,101	18,227	4.8%
Baltimore, MD	2,122	9,264	9,185	0.9%	2,753	2,639	4.3%		6,511	6,546	-0.5%
Richmond, VA	1,358	4,987	4,879	2.2%	1,298	1,196	8.5%		3,689	3,683	0.1%
	8,304	41,706	41,041	1.6%	12,405	12,585	-1.4%		29,301	28,456	3.0%
Northeast Region
New York, NY	1,945	24,046	22,980	4.6%	6,617	6,380	3.7%	(3)	17,429	16,600	5.0%	(3)
Boston, MA	1,179	8,444	7,955	6.1%	2,196	2,147	2.3%		6,248	5,808	7.6%
	3,124	32,490	30,935	5.0%	8,813	8,527	3.3%		23,677	22,408	5.7%
Southeast Region
Orlando, FL	2,500	8,558	7,991	7.1%	2,615	2,484	5.3%		5,943	5,507	7.9%
Tampa, FL	2,287	8,508	7,945	7.1%	2,830	2,805	0.9%		5,678	5,140	10.5%
Nashville, TN	2,260	7,907	7,277	8.7%	2,245	2,175	3.3%		5,662	5,102	11.0%
Other Florida	636	2,729	2,631	3.7%	931	954	-2.5%		1,798	1,677	7.2%
	7,683	27,702	25,844	7.2%	8,621	8,418	2.4%		19,081	17,426	9.5%
Southwest Region
Dallas, TX	2,725	9,836	9,365	5.0%	3,677	3,260	12.8%		6,159	6,105	0.9%
Austin, TX	883	3,449	3,332	3.5%	1,421	1,359	4.6%		2,028	1,973	2.8%
	3,608	13,285	12,697	4.6%	5,098	4,619	10.4%		8,187	8,078	1.3%

Totals	34,179	$190,243	$180,027	5.7%	$54,732	$51,878	5.5%	(3)	$135,511	$128,149	5.7%	(3)

(1) See Attachment 16 for definitions and other terms.
(2) 2Q16 Same Store Expense was elevated due to a $1.1 million expense resulting from a higher-than-expected initial stabilized real estate tax assessment on a 2014, San Francisco, development completion.

(3) 2Q16 presented above includes $70 thousand of higher New York real estate taxes due to 421 exemption and abatement reductions. Had the Same Store Expense included 100% of the NY real estate taxes before 421 savings, in all periods presented, the percent change in Total Same Store expense and NOI would have been 5.1% and 5.9%, respectively; and the percent change in New York expense and NOI would have been 1.8% and 6.5%, respectively.

Attachment 8(C)

UDR, Inc.
Same-Store Operating Information By Major Market (1)
Current Quarter vs. Last Quarter
June 30, 2016
(Unaudited)

	Total	Same-Store
	Same-Store	Physical Occupancy			Total Revenue per Occupied Home
	Homes	2Q 16	1Q 16	Change	2Q 16	1Q 16	Change
West Region
Orange County, CA	3,194	95.8%	96.1%	-0.3%	$2,227	$2,187	1.8%
San Francisco, CA	2,230	96.1%	96.5%	-0.4%	3,318	3,302	0.5%
Seattle, WA	2,014	96.6%	96.5%	0.1%	1,995	1,930	3.4%
Los Angeles, CA	1,225	94.4%	94.7%	-0.3%	2,614	2,612	0.1%
Monterey Peninsula, CA	1,565	97.4%	95.8%	1.6%	1,487	1,452	2.4%
Other Southern CA	756	95.4%	95.4%	0.0%	1,723	1,687	2.1%
Portland, OR	476	97.7%	97.1%	0.6%	1,462	1,428	2.4%
	11,460	96.1%	96.1%	0.0%	2,271	2,240	1.4%
Mid-Atlantic Region
Metropolitan DC	4,824	96.9%	96.6%	0.3%	1,958	1,936	1.1%
Baltimore, MD	2,122	97.0%	96.8%	0.2%	1,500	1,493	0.5%
Richmond, VA	1,358	96.8%	96.3%	0.5%	1,265	1,257	0.6%
	8,304	96.9%	96.6%	0.3%	1,728	1,712	0.9%
Northeast Region
New York, NY	1,945	96.9%	97.3%	-0.4%	4,253	4,201	1.2%
Boston, MA	1,179	96.7%	96.0%	0.7%	2,469	2,420	2.0%
	3,124	96.8%	96.8%	0.0%	3,581	3,534	1.3%
Southeast Region
Orlando, FL	2,500	96.5%	96.6%	-0.1%	1,182	1,158	2.1%
Tampa, FL	2,287	96.6%	96.7%	-0.1%	1,284	1,265	1.5%
Nashville, TN	2,260	97.7%	97.2%	0.5%	1,194	1,160	2.9%
Other Florida	636	96.0%	95.8%	0.2%	1,490	1,481	0.6%
	7,683	96.9%	96.7%	0.2%	1,240	1,217	1.9%
Southwest Region
Dallas, TX	2,725	96.4%	97.0%	-0.6%	1,248	1,231	1.4%
Austin, TX	883	96.5%	96.8%	-0.3%	1,349	1,319	2.3%
	3,608	96.4%	97.0%	-0.6%	1,273	1,253	1.6%

Total/Weighted Avg.	34,179	96.6%	96.5%	0.1%	$1,921	$1,895	1.4%

(1) See Attachment 16 for definitions and other terms.

Attachment 8(D)

UDR, Inc.
Same-Store Operating Information By Major Market (1)
Current Quarter vs. Last Quarter
June 30, 2016
(Unaudited)

	Total	Same-Store ($000s)

	Same-Store	Revenues			Expenses				Net Operating Income
	Homes	2Q 16	1Q 16	Change	2Q 16	1Q 16	Change		2Q 16	1Q 16	Change
West Region
Orange County, CA	3,194	$20,444	$20,134	1.5%	$4,697	$4,517	4.0%		$15,747	$15,617	0.8%
San Francisco, CA	2,230	21,334	21,320	0.1%	6,111	4,922	24.2%	(2)	15,223	16,398	-7.2%
Seattle, WA	2,014	11,645	11,254	3.5%	3,165	3,149	0.5%		8,480	8,105	4.6%
Los Angeles, CA	1,225	9,068	9,089	-0.2%	2,564	2,553	0.4%		6,504	6,536	-0.5%
Monterey Peninsula, CA	1,565	6,802	6,530	4.2%	1,769	1,731	2.2%		5,033	4,799	4.9%
Other Southern CA	756	3,727	3,650	2.1%	992	1,024	-3.2%		2,735	2,626	4.2%
Portland, OR	476	2,040	1,980	3.0%	497	484	2.5%		1,543	1,496	3.2%
	11,460	75,060	73,957	1.5%	19,795	18,380	7.7%		55,265	55,577	-0.6%
Mid-Atlantic Region
Metropolitan DC	4,824	27,455	27,070	1.4%	8,354	8,996	-7.1%		19,101	18,074	5.7%
Baltimore, MD	2,122	9,264	9,202	0.7%	2,753	2,782	-1.0%		6,511	6,420	1.4%
Richmond, VA	1,358	4,987	4,932	1.1%	1,298	1,371	-5.3%		3,689	3,561	3.6%
	8,304	41,706	41,204	1.2%	12,405	13,149	-5.7%		29,301	28,055	4.4%
Northeast Region
New York, NY	1,945	24,046	23,853	0.8%	6,617	6,880	-3.8%		17,429	16,973	2.7%
Boston, MA	1,179	8,444	8,217	2.8%	2,196	2,257	-2.7%		6,248	5,960	4.8%
	3,124	32,490	32,070	1.3%	8,813	9,137	-3.5%		23,677	22,933	3.2%
Southeast Region
Orlando, FL	2,500	8,558	8,392	2.0%	2,615	2,484	5.2%		5,943	5,908	0.6%
Tampa, FL	2,287	8,508	8,393	1.4%	2,830	2,756	2.7%		5,678	5,637	0.7%
Nashville, TN	2,260	7,907	7,645	3.4%	2,245	2,172	3.4%		5,662	5,473	3.4%
Other Florida	636	2,729	2,707	0.8%	931	928	0.3%		1,798	1,779	1.1%
	7,683	27,702	27,137	2.1%	8,621	8,340	3.4%		19,081	18,797	1.5%
Southwest Region
Dallas, TX	2,725	9,836	9,762	0.8%	3,677	3,466	6.1%		6,159	6,296	-2.2%
Austin, TX	883	3,449	3,381	2.0%	1,421	1,450	-2.0%		2,028	1,931	5.0%
	3,608	13,285	13,143	1.1%	5,098	4,916	3.7%		8,187	8,227	-0.5%

Total	34,179	$190,243	$187,511	1.5%	$54,732	$53,922	1.5%		$135,511	$133,589	1.4%

(1) See Attachment 16 for definitions and other terms.
(2) 2Q16 Same Store Expense was elevated due to a $1.1 million expense resulting from a higher-than-expected initial stabilized real estate tax assessment on a 2014, San Francisco, development completion.

Attachment 8(E)

UDR, Inc.
Same-Store Operating Information By Major Market (1)
Current Year-to-Date vs. Prior Year-to-Date
June 30, 2016
(Unaudited)

		% of Same-
	Total	Store Portfolio	Same-Store
	Same-Store	Based on	Physical Occupancy			Total Revenue per Occupied Home
	Homes	YTD 2016 NOI	YTD 16	YTD 15	Change	YTD 16	YTD 15	Change
West Region
Orange County, CA	3,194	11.7%	96.0%	95.6%	0.4%	$2,206	$2,039	8.2%
San Francisco, CA	2,230	11.7%	96.3%	97.1%	-0.8%	3,310	3,042	8.8%
Seattle, WA	1,852	5.7%	96.7%	97.1%	-0.4%	1,983	1,818	9.1%
Los Angeles, CA	1,225	4.9%	94.6%	95.3%	-0.7%	2,611	2,423	7.8%
Monterey Peninsula, CA	1,565	3.7%	96.6%	97.3%	-0.7%	1,470	1,288	14.1%
Other Southern CA	756	2.0%	95.4%	96.4%	-1.0%	1,705	1,614	5.6%
Portland, OR	476	1.1%	97.4%	98.0%	-0.6%	1,445	1,247	15.9%
	11,298	40.8%	96.1%	96.5%	-0.4%	2,263	2,076	9.0%
Mid-Atlantic Region
Metropolitan DC	4,824	13.9%	96.8%	96.8%	0.0%	1,946	1,909	1.9%
Baltimore, MD	2,122	4.8%	96.9%	97.2%	-0.3%	1,497	1,476	1.4%
Richmond, VA	1,358	2.7%	96.6%	96.4%	0.2%	1,260	1,230	2.4%
	8,304	21.4%	96.8%	96.8%	0.0%	1,719	1,687	1.9%
Northeast Region
New York, NY	1,945	12.8%	97.1%	97.4%	-0.3%	4,227	4,005	5.5%
Boston, MA	1,179	4.6%	96.3%	96.5%	-0.2%	2,446	2,301	6.3%
	3,124	17.4%	96.8%	97.1%	-0.3%	3,558	3,366	5.7%
Southeast Region
Orlando, FL	2,500	4.4%	96.6%	96.8%	-0.2%	1,170	1,084	7.9%
Tampa, FL	2,287	4.2%	96.7%	97.0%	-0.3%	1,274	1,183	7.7%
Nashville, TN	2,260	4.3%	97.4%	97.2%	0.2%	1,178	1,094	7.7%
Other Florida	636	1.3%	95.9%	96.7%	-0.8%	1,485	1,414	5.0%
	7,683	14.2%	96.8%	97.0%	-0.2%	1,229	1,144	7.5%
Southwest Region
Dallas, TX	2,725	4.7%	96.7%	97.1%	-0.4%	1,240	1,171	5.9%
Austin, TX	883	1.5%	96.6%	97.1%	-0.5%	1,335	1,279	4.4%
	3,608	6.2%	96.7%	97.1%	-0.4%	1,263	1,197	5.5%

Total/Weighted Avg.	34,017	100.0%	96.6%	96.8%	-0.2%	$1,909	$1,795	6.3%

(1) See Attachment 16 for definitions and other terms.

Attachment 8(F)

UDR, Inc.
Same-Store Operating Information By Major Market (1)
Current Year-to-Date vs. Prior Year-to-Date
June 30, 2016
(Unaudited)

	Total	Same-Store ($000s)

	Same-Store	Revenues			Expenses				Net Operating Income
	Homes	YTD 16	YTD 15	Change	YTD 16	YTD 15	Change		YTD 16	YTD 15	Change
West Region
Orange County, CA	3,194	$40,578	$37,353	8.6%	$9,213	$9,486	-2.9%		$31,365	$27,867	12.6%
San Francisco, CA	2,230	42,654	39,519	7.9%	11,033	9,190	20.1%	(2)	31,621	30,329	4.3%
Seattle, WA	1,852	21,305	19,616	8.6%	6,022	5,667	6.3%		15,283	13,949	9.6%
Los Angeles, CA	1,225	18,156	16,971	7.0%	5,117	4,663	9.7%		13,039	12,308	5.9%
Monterey Peninsula, CA	1,565	13,333	11,771	13.3%	3,500	3,253	7.6%		9,833	8,518	15.4%
Other Southern CA	756	7,377	7,058	4.5%	2,016	1,850	9.0%		5,361	5,208	2.9%
Portland, OR	476	4,020	3,489	15.2%	981	950	3.2%		3,039	2,539	19.7%
	11,298	147,423	135,777	8.6%	37,882	35,059	8.1%		109,541	100,718	8.8%
Mid-Atlantic Region
Metropolitan DC	4,824	54,525	53,491	1.9%	17,349	17,596	-1.4%		37,176	35,895	3.6%
Baltimore, MD	2,122	18,466	18,265	1.1%	5,536	5,346	3.6%		12,930	12,919	0.1%
Richmond, VA	1,358	9,919	9,662	2.7%	2,668	2,487	7.3%		7,251	7,175	1.0%
	8,304	82,910	81,418	1.8%	25,553	25,429	0.5%		57,357	55,989	2.4%
Northeast Region
New York, NY	1,945	47,899	45,521	5.2%	13,497	12,739	5.9%	(3)	34,402	32,782	4.9%	(3)
Boston, MA	1,179	16,661	15,709	6.1%	4,454	4,550	-2.1%		12,207	11,159	9.4%
	3,124	64,560	61,230	5.4%	17,951	17,289	3.8%		46,609	43,941	6.1%
Southeast Region
Orlando, FL	2,500	16,950	15,742	7.7%	5,099	4,919	3.7%		11,851	10,823	9.5%
Tampa, FL	2,287	16,901	15,744	7.3%	5,587	5,564	0.4%		11,314	10,180	11.1%
Nashville, TN	2,260	15,552	14,422	7.8%	4,417	4,491	-1.6%		11,135	9,931	12.1%
Other Florida	636	5,436	5,218	4.2%	1,859	1,840	1.0%		3,577	3,378	5.9%
	7,683	54,839	51,126	7.3%	16,962	16,814	0.9%		37,877	34,312	10.4%
Southwest Region
Dallas, TX	2,725	19,598	18,588	5.4%	7,142	6,727	6.2%		12,456	11,861	5.0%
Austin, TX	883	6,830	6,583	3.8%	2,871	2,742	4.7%		3,959	3,841	3.1%
	3,608	26,428	25,171	5.0%	10,013	9,469	5.8%		16,415	15,702	4.5%

Totals	34,017	$376,160	$354,722	6.0%	$108,361	$104,060	4.1%	(3)	$267,799	$250,662	6.8%	(3)

(1) See Attachment 16 for definitions and other terms.
(2) YTD16 Same Store Expense was elevated due to a $1.1 million expense resulting from a higher-than-expected initial stabilized real estate tax assessment on a 2014, San Francisco, development completion.

(3) 2016 presented above includes $140 thousand of higher New York real estate taxes due to 421 exemption and abatement reductions. Had the Same Store Expense included 100% of the NY real estate taxes before 421 savings, in all periods presented, the percent change in Total Same Store expense and NOI would have been 3.8% and 7.1%, respectively; and the percent change in New York expense and NOI would have been 3.4% and 6.5%, respectively.

Attachment 8(G)

UDR, Inc.
Same-Store Operating Information By Major Market (1)
June 30, 2016
(Unaudited)

	Effective New Lease Rate Growth	Effective Renewal Lease Rate Growth	Annualized Turnover (2)
	2Q 2016	2Q 2016	2Q 2016	2Q 2015	YTD 2016	YTD 2015
West Region
Orange County, CA	5.9%	7.1%	65.3%	64.3%	53.6%	54.6%
San Francisco, CA	3.5%	7.3%	63.5%	61.7%	55.5%	51.7%
Seattle, WA	8.9%	8.5%	59.5%	57.2%	51.8%	49.8%
Los Angeles, CA	-0.1%	4.5%	59.6%	51.7%	56.5%	47.0%
Monterey Peninsula, CA	13.5%	10.3%	55.6%	60.5%	52.9%	48.1%
Other Southern CA	8.0%	6.9%	53.1%	64.2%	52.5%	56.5%
Portland, OR	9.8%	8.2%	66.6%	55.6%	58.6%	51.4%

Mid-Atlantic Region
Metropolitan DC	1.7%	4.7%	47.1%	48.4%	42.6%	42.3%
Baltimore, MD	-0.3%	3.6%	58.2%	50.5%	50.5%	43.4%
Richmond, VA	3.6%	4.1%	56.1%	58.8%	49.5%	52.6%

Northeast Region
New York, NY	1.9%	5.6%	49.3%	46.6%	34.4%	38.2%
Boston, MA	5.9%	7.3%	50.0%	52.7%	43.4%	44.1%

Southeast Region
Orlando, FL	4.9%	7.9%	59.0%	57.3%	50.3%	49.7%
Tampa, FL	6.2%	7.3%	61.2%	60.2%	52.8%	53.3%
Nashville, TN	6.5%	5.3%	57.0%	59.6%	51.0%	53.2%
Other Florida	4.1%	5.1%	47.9%	60.5%	42.3%	45.4%

Southwest Region
Dallas, TX	6.7%	6.9%	59.9%	56.7%	52.2%	52.0%
Austin, TX	4.6%	6.0%	51.8%	46.8%	48.8%	43.2%

Total/Weighted Avg.	4.4%	6.3%	56.8%	56.0%	49.5%	48.5%

Percentage of Total Repriced Homes	51.8%	48.2%

	2Q 2016	2Q 2015
Total Combined New and Renewal Lease Rate Growth	5.3%	7.4%

(1) See Attachment 16 for definitions and other terms.
(2) 2Q16 same-store home count: 34,179. YTD 2016 same-store home count: 34,017.

Attachment 9(A)

UDR, Inc.
Development Summary (1) (2)
June 30, 2016
(Dollars in Thousands)
(Unaudited)
Wholly-Owned

									Schedule			Percentage
		# of	Compl.	Cost to	Budgeted	Est. Cost		Project		Initial
Community	Location	Homes	Homes	Date	Cost	per Home		Debt	Start	Occ.	Compl.	Leased	Occupied
Projects Under Construction
The Residences at Pacific City	Huntington Beach, CA	516	—	$176,707	$342,000	$663		$—	2Q15	2Q17	1Q18	—	—
345 Harrison Street	Boston, MA	585	—	62,231	366,500	626	(3)	—	1Q16	3Q18	1Q19	—	—
Total		1,101	—	$238,938	$708,500	$644		$—

Completed Projects, Non-Stabilized
N/A	N/A	—	—	$—	$—	$—		$—	N/A	N/A	N/A	—	—
Total - Wholly Owned		1,101	—	$238,938	$708,500	$644		$—

Net Operating Income From Wholly-Owned Projects								UDR's Capitalized Interest on Wholly-Owned Development Projects
		2Q 16							2Q 16
Projects Under Construction		$(75)							$2,006
Completed, Non-Stabilized		—
Total		$(75)

Unconsolidated Joint Ventures and Partnerships (8)
									Schedule			Percentage
		Own.	# of	Compl.	Cost to	Budgeted		Project		Initial
Community	Location	Interest	Homes	Homes	Date (9)	Cost		Debt (10)	Start	Occ.	Compl.	Leased	Occupied
Projects Under Construction
Residences on Jamboree	Irvine, CA	50%	381	—	$96,954	$125,000		$30,386	3Q14	3Q16	1Q17	—	—
3033 Wilshire	Los Angeles, CA	50%	190	—	95,777	107,000	(5)	33,627	4Q14	4Q16	1Q17	—	—
Verve Mountain View	Mountain View, CA	50%	155	—	58,759	99,000	(6)	14,129	1Q15	1Q17	2Q17	—	—
Crescent Heights	Los Angeles, CA	50%	150	—	31,941	126,000	(7)	—	2Q16	3Q18	3Q18	—	—
Total			876	—	$283,431	$457,000		$78,142

Completed Projects, Non-Stabilized
399 Fremont	San Francisco, CA	51%	447	447	$315,149	$317,700	(4)	$157,859	1Q14	1Q16	2Q16	49.9%	42.5%
Total - Unconsolidated Joint Ventures and Partnerships			1,323	447	$598,580	$774,700		$236,001

								UDR's Capitalized Interest on Unconsolidated Development Projects
									2Q 16
									$1,080

Projected Weighted Average Stabilized Yield on Development Projects Over Respective Market Cap Rates:									150-200 bps

(1) See Attachment 16 for definitions and other terms.
(2) The development summary above includes all communities under development that UDR wholly owns or owns an interest in through an unconsolidated joint venture.
(3) Includes 35,200 square feet of retail space.
(4) Includes 3,800 square feet of retail space.
(5) Includes 5,500 square feet of retail space.
(6) Includes 4,500 square feet of retail space.
(7) Includes 6,000 square feet of retail space.
(8) Unconsolidated developments are presented at 100%.
(9) Cost to Date includes land using the fair value established at joint venture formation versus historical cost and excludes UDR outside basis differences.
(10) Debt balances are presented net of deferred financing costs.

Attachment 9(B)

UDR, Inc.
Preferred Equity and Participating Loan Investments (1)
June 30, 2016
(Dollars in Thousands)
(Unaudited)
Preferred Equity Investments

						UDR	UDR
		Own.	# of	Compl.	Going-in	Investment	Share of	Schedule			Percentage
Community	Location	Interest	Homes	Homes	Valuation	Cost	Debt	Start	Compl.	Stabilization (2)	Leased	Occupied
Projects Under Construction

West Coast Development JV (2)
12th & Olive (3)(6)	Los Angeles, CA	47%	293	—	$129,360	$33,698	$19,055	2Q14	3Q16	4Q17	—	—
Katella Grand II	Anaheim, CA	49%	386	—	114,660	24,176	—	4Q14	2Q17	2Q18	—	—
Total			679	—	$244,020	$57,874	$19,055

Completed Projects, Non-Stabilized
West Coast Development JV (2)
8th & Republican (3)(4)	Seattle, WA	48%	211	211	$97,020	$23,971	$19,869	3Q14	2Q16	2Q17	46.9%	37.0%
Katella Grand I	Anaheim, CA	49%	399	399	137,935	34,268	29,669	4Q13	2Q16	2Q17	65.2%	58.4%
CityLine (5)	Seattle, WA	49%	244	244	$80,360	20,214	18,313	3Q14	2Q16	3Q16	86.9%	84.4%
Total - Preferred Equity Investments			1,533	854	$559,335	$136,327	$86,906

Participating Loan Investment

			# of	Compl.	Cost to	Budgeted	Loan	Loan
Community	Location		Homes	Homes	Date	Cost	Commitment (9)	Balance (9)	Leased	Occupied
Steele Creek (7)(8)	Denver, CO		218	218	$109,930	$109,950	$93,458	$93,902	95.4%	91.3%
Total			218	218	$109,930	$109,950	$93,458	$93,902

(1) See Attachment 16 for definitions and other terms.
(2) In May 2015, UDR agreed to pay $136 million, net of debt, to acquire a 48% weighted average ownership interest in a $559 million, West Coast Development joint venture consisting of five communities in various stages of construction. UDR receives a 6.5% preferred return on our equity investment cost until stabilization. Our partner assumes all economics until stabilization. Upon stabilization, economics will be shared between UDR and our partner. UDR has the option to purchase each property at a fixed price one year after completion at an all-in option price of $597 million. A community is considered stabilized when it reaches 80% occupancy for ninety consecutive days.

(3) A small ownership interest in 8th & Republican and 12th & Olive is held by an additional co-investor.
(4) Includes 13,600 square feet of retail space.
(5) UDR will have an option to acquire an interest in the second phase that is adjacent to the first phase.
(6) Includes 15,500 square feet of retail space.
(7) Includes 17,000 square feet of retail space. Refer to Attachment 12 for terms of our participating loan investment.
(8) UDR's participating loan is reflected as investment in and advances to unconsolidated joint ventures on the Consolidated Balance Sheets and net income/(loss) from unconsolidated entities on the Consolidated Statements of Operations in accordance with GAAP. UDR has the option to purchase the property 25 months after completion of construction, which occured in April 2015, and receive 50% of the value created from the project upon acquisition of the community or sale to a third party.

(9) Loan commitment represents loan principal and therefore excludes accrued interest. Loan balance includes interest accrued at 6.5% prior to the period end.

Attachment 10

UDR, Inc.
Redevelopment Summary (1)
June 30, 2016
(Dollars in Thousands)
(Unaudited)
Wholly-Owned
			Sched.
		# of	Redev.	Compl.	Cost to	Budgeted	Est. Cost	Schedule				Percentage
Community	Location	Homes	Homes	Homes	Date	Cost (2)	per Home	Acq.	Start	Compl.	Same-Store (3)	Leased	Occupied
Projects in Redevelopment

Edgewater (5)	San Francisco, CA	193	97	45	$2,561	$9,000	$47	1Q08	4Q15	1Q17	2Q18	92.8%	90.2%
Borgata Apartment Homes	Bellevue, WA	71	71	62	4,085	4,400	62	2Q07	4Q15	1Q17	2Q18	95.8%	80.3%
Coronado (6)	Newport Beach, CA	1,447	(4)	(4)	11,790	24,000	17	(6)	1Q16	1Q17	2Q18	95.4%	93.8%
Residences at the Domain	Austin, TX	390	311	126	2,316	8,000	21	3Q08	1Q16	1Q17	2Q18	90.3%	87.2%
Total		2,101	479	233	$20,752	$45,400	$22

Completed Redevelopments, Non-Stabilized

N/A	N/A	—	—	—	$—	$—	$—	N/A	N/A	N/A	N/A	—	—
Total - Wholly Owned		2,101	479	233	$20,752	$45,400	$22

Capitalized Interest on Redevelopment Projects
	2Q 16
	$89

		Projected Weighted Average Return on Incremental Capital Invested:				7.0% to 9.0%

(1) See Attachment 16 for definitions and other terms.
(2) Represents UDR's incremental capital invested in the projects.
(3) Estimated Same-Store quarter represents the quarter UDR anticipates contributing the community to the QTD same-store pool.
(4) Redevelopment projects will not impact the interior of the individual homes. The projects include renovation of building exteriors, corridors, and common area amenities.
(5) Redevelopment project consists of interior home improvements and renovation of building exteriors, corridors, and common area amenities.
(6) Includes Coronado at Newport - North which was acquired in October 2004 and Coronado South which was acquired in March 2005.

Attachment 11

UDR, Inc.
Land Summary (1)
June 30, 2016
(Dollars in Thousands)
(Unaudited)

		UDR Ownership	Real Estate	UDR Pro-Rata
Parcel	Location	Interest	Cost Basis	Cost Basis	Status Update (2)

						Design	Hold for Future
					Entitlements	Development	Development
Wholly-Owned
7 Harcourt (3)	Boston, MA	100%	$6,763	$6,763	Complete	In Process
Vitruvian Park®	Addison, TX	100%	13,843	13,843	Complete		In Process
Total			$20,606	$20,606

			Real Estate	UDR Pro-Rata
			Cost Basis (4)	Cost Basis (4)
Unconsolidated Joint Ventures and Partnerships
UDR/MetLife I - 3 parcels (5)	Various	5%	$70,450	$3,463	In Process		In Process
UDR/MetLife Land - 6 parcels	Addison, TX	50%	52,029	26,015	Complete	In Process	In Process
Total			$122,479	$29,478

Total			$143,085	$50,084

Capitalized Interest on Land Projects

	2Q 16
	$611

				Income from Ground Lease
			Real Estate
Wholly-Owned Ground Lease			Cost Basis	2Q 2016	YTD 2016
Wilshire LaJolla (6)	Los Angeles, CA	100%	$31,096	$59	$59

(1) See Attachment 16 for definitions and other terms.
(2) Pursuing Entitlements: During this phase the Company is actively pursuing the necessary approvals for the rights to develop multifamily and/or mixed use communities.
       Design Development: During this phase the Company is actively working to complete architectural and engineering documents in preparation for the commencement of construction of multifamily and/or mixed uses communities.

Hold for Future Development: Entitled and/or unentitled land sites that the Company holds for future development.
(3) Land is adjacent to UDR's Garrison Square community.
(4) Cost basis includes land using the fair value established at joint venture formation versus historical cost and excludes UDR outside basis differences.
(5) Parcels are located in Bellevue, WA; Los Angeles, CA; and Dublin, CA.
(6) In June 2016, the Company increased its ownership interest in the parcel of land from 50% to 100%. Subsequent to the acquisition, UDR entered into a triple-net operating ground lease, to lease the land to a third-party developer. Annual lease revenue is expected to be approximately $2.6 million. The lease term is 49 years plus two 25-year extension options, and the ground lease provides the ground lessee with options to buy the fee interest in the property.

Attachment 12

UDR, Inc.
Unconsolidated Joint Venture Summary (1)
June 30, 2016
(Dollars in Thousands)
(Unaudited)
Portfolio Characteristics

		# of			Physical	Total Rev. per	Net Operating Income
	Property	Comm. /	# of	Own.	Occupancy	Occ. Home	UDR's Share		Total
Joint Venture and Partnerships	Type	Parcels	Homes (7)	Interest	2Q 16	2Q 16 (1)	2Q 2016	YTD 2016	YTD 2016 (2)
UDR / MetLife
Operating communities	Various	24	5,885	50%	95.5%	$2,874	$16,615	$32,997	$65,944
Non-Mature	High-rise	1	151	50%	86.6%	3,904	410	327	653
Development communities	Various	5	447	(4)	30.4%	4,548	205	68	129
Land parcels (11)		9	—	(5)	—	—	(10)	(17)	(93)
UDR / KFH	High-rise	3	660	30%	97.0%	2,598	1,059	2,118	7,060
Total/Weighted Average		42	7,143		91.4%	$2,916	$18,279	$35,493	$73,693

Balance Sheet Characteristics and Returns

	Gross Book Value				Weighted
	of JV Real	Total Project	UDR's Equity		Avg. Debt	Debt	Returns (8)
Joint Venture and Partnerships	Estate Assets (6)	Debt (6)	Investment		Interest Rate	Maturities	ROIC	ROE
UDR / MetLife
Operating communities	$2,436,275	$1,271,642	$470,497		4.45%	2018-2025
Non-Mature	105,662	35,337	25,619		4.87%	2018-2021
Development communities	614,300	236,001	176,549		2.83%	2018
Land parcels	122,479	—	4,209		N/A	N/A
UDR / KFH	284,535	164,426	15,126		3.15%	2016-2025
Total/Weighted Average	$3,563,251	$1,707,406	$692,000		4.11%		5.7%	7.1%

Same-Store Unconsolidated Joint Venture Growth

	Same-Store
	Joint Venture	2Q 2016 vs. 2Q 2015 Growth				2Q 2016 vs. 1Q 2016 Growth
Joint Venture	Communities (6)	Revenue	Expense	NOI		Revenue	Expense	NOI
UDR / MetLife	24	2.0%	1.7%	2.2%		1.1%	0.6%	1.3%
UDR / KFH	3	3.7%	4.1%	3.5%		1.2%	4.2%	-0.1%
Total/Average	27	2.2%	1.9%	2.3%		1.1%	0.9%	1.2%

				NOI				NOI
Same-Store JV Results at UDR's Pro-rata Ownership Interest				2.2%				1.2%

	Same-Store
	Joint Venture	YTD 2016 vs. YTD 2015 Growth
Joint Venture	Communities (6)	Revenue	Expense	NOI
UDR / MetLife	24	2.5%	4.2%	1.7%
UDR / KFH	3	2.8%	2.7%	2.8%
Total/Average	27	2.5%	4.1%	1.8%

				NOI
Same-Store JV Results at UDR's Pro-rata Ownership Interest				1.7%

Participating Loan Investment
						Income from Participating
		Interest	Years to			Loan Investment		Upside
	UDR's Investment	Rate	Maturity			2Q 2016	YTD 2016	Participation
Steele Creek (9)	$93,902	6.5%	1.1			$1,560	$3,079	50%

Preferred Equity Investment
						Income from Preferred
	UDR's Equity	Preferred				Equity Investment (3)
	Investment (10)	Return				2Q 2016	YTD 2016
West Coast Development JV (9)	$147,501	6.5%				$2,230	$4,327

(1) See Attachment 16 for definitions and other terms.
(2) Represents NOI at 100 percent for the period ended June 30, 2016.
(3) Excludes depreciation expense.
(4) Includes 399 Fremont of which UDR owns 51.0%, Residences on Jamboree of which UDR owns 50.1%, 3033 Wilshire of which UDR owns 50.0%, Verve Mountain View of which UDR owns 50.1% and Crescent Heights of which UDR owns 50.0%.

(5) See summary of unconsolidated land parcels on Attachment 11.
(6) Joint ventures and partnerships represented at 100%.
(7) Includes homes completed for the period ended June 30, 2016.
(8) Excludes non-stabilized developments.
(9) See Attachment 9(B) for additional details of our participating loan and preferred equity investments.
(10) UDR's equity investment of $147.5 million is inclusive of outside basis and our accrued preferred return, which differs from our upfront investment cost of $136.3 million in Attachment 9(B).
(11) Crescent Heights moved into Development communities and Wilshire at LaJolla was acquired 100% by UDR as noted on Attachments 11 and 13.

Attachment 13

UDR, Inc.
Acquisitions and Dispositions Summary (1)
June 30, 2016
(Dollars in Thousands)
(Unaudited)

Post
			Prior	Transaction
			Ownership	Ownership			# of	Price per
Date of Purchase	Community	Location	Interest	Interest	Price (2)	Debt (2)	Homes	Home

Acquisitions - Wholly-Owned Land

Jun-16	Wilshire at LaJolla (3)	Los Angeles, CA	50%	100%	$38,000	$—	—	$—
					$38,000	$—	—	$—

Post
			Prior	Transaction
			Ownership	Ownership			# of	Price per
Date of Sale	Community	Location	Interest	Interest	Price (2)	Debt (2)	Homes	Home

Dispositions - Consolidated Joint Ventures Land

Feb-16	2919 Wilshire	Santa Monica, CA	95%	0%	$10,500	$—	—	$—
Mar-16	3032 Wilshire	Santa Monica, CA	95%	0%	13,500	—	—	—
					$24,000	$—	—	$—

Dispositions - Wholly-Owned

May-16	Bellevue Plaza (4)	Bellevue, WA	100%	0%	$45,350	$—	—	$—
					$45,350	$—	—	$—

(1) See Attachment 16 for definitions and other terms.
(2) Price represents 100% of the value of assets. Debt represents 100% of the asset's indebtedness.
(3) Subsequent to the acquisition, UDR entered into a triple-net operating ground lease, to lease the land to a third-party developer. Annual lease revenue is expected to be approximately $2.6 million. The lease term is 49 years plus two 25-year extension options, and the ground lease provides the ground lessee with options to buy the fee interest in the property.

(4) Consists of 60,000 square feet of retail space.

Attachment 14

UDR, Inc.
Capital Expenditure and Repair and Maintenance Summary (1)
June 30, 2016
(Dollars in Thousands)
(Unaudited)

		Three Months		Six Months
	Weighted Avg.	Ended	Cost	Ended	Cost
Category (Capitalized)	Useful Life (yrs) (2)	June 30, 2016	per Home	June 30, 2016	per Home
Capital Expenditures for Consolidated Homes (3)
Average number of homes (4)		40,728		40,728
Recurring Cap Ex
Asset preservation
Building interiors	5 - 20	$4,054	$100	$6,963	$171
Building exteriors	5 - 20	2,557	63	3,635	89
Landscaping and grounds	10	1,370	34	1,882	46
Total asset preservation		7,981	196	12,480	306
Turnover related	5	3,071	75	5,533	136
Total Recurring Cap Ex		11,052	271	18,013	442
Revenue Enhancing Cap Ex (5)
Kitchen & Bath		4,470	110	6,180	152
Revenue Enhancing		9,468	232	14,929	367
Total Revenue Enhancing Cap Ex	5 - 20	13,938	342	21,109	518

Total Recurring and Revenue Enhancing Cap Ex		$24,990	$614	$39,122	$961

One-Time Infrastructure Cap Ex	5 - 35	$559	$—	$1,196	$—

		Three Months		Six Months
		Ended	Cost	Ended	Cost
Category (Expensed)		June 30, 2016	per Home	June 30, 2016	per Home
Repair and Maintenance for Consolidated Homes
Average number of homes (4)		40,728		40,728
Contract services		$4,975	$122	$9,537	$234
Turnover related expenses		905	22	1,774	44
Other Repair and Maintenance
Building interiors		1,646	40	3,217	79
Building exteriors		416	10	773	19
Landscaping and grounds		176	4	938	23
Total		$8,118	$199	$16,239	$399

(1) See Attachment 16 for definitions and other terms.
(2) Weighted average useful life of capitalized expenses for the three months ended June 30, 2016.
(3) Excludes redevelopment capital.
(4) Average number of homes is calculated based on the number of homes outstanding at the end of each month.
(5) Revenue enhancing capital expenditures were incurred at specific apartment communities in conjunction with UDR's overall capital expenditure plan.

Attachment 15

UDR, Inc.
Full-Year 2016 Guidance (1)
June 30, 2016
(Unaudited)

Net Income, FFO and AFFO per Share and Unit Guidance
	3Q 2016	Full-Year 2016	Prior Guidance
Income/(loss) per weighted average common share, diluted	$0.04 to $0.07	$0.23 to $0.27	$0.20 to $0.26
FFO per common share and unit, diluted	$0.44 to $0.46	$1.76 to $1.80	$1.75 to $1.81
FFO as Adjusted per common share and unit, diluted	$0.44 to $0.46	$1.77 to $1.80	$1.75 to $1.81
Adjusted Funds from Operations ("AFFO") per common share and unit, diluted	$0.39 to $0.41	$1.61 to $1.64	$1.59 to $1.65
Annualized dividend per share and unit		$1.18	$1.18

Same-Store Guidance		Full-Year 2016	Prior Guidance
Revenue growth		5.50% - 6.00%	5.50% - 6.00%
Expense growth		3.00% - 3.50%	3.00% - 3.50%
NOI growth		6.50% - 7.00%	6.50% - 7.00%
Physical occupancy		96.6%	96.6%
Same-Store homes		34,017	34,017

Sources of Funds ($ in millions)		Full-Year 2016	Prior Guidance
Sales Proceeds and Debt and Equity Issuances		$650 to $750	$550 to $700
Construction Loan Proceeds		$100 to $125	$100 to $125

Uses of Funds ($ in millions)		Full-Year 2016	Prior Guidance
Debt maturities inclusive of principal amortization (weighted average interest rate of 4.6%)		$326	$266
Development and redevelopment spending and land acquisitions		$400 to $500	$450 to $550
Acquisitions		$100 to $200	$0 to $100

Other Additions/(Deductions) ($ in millions except per home amounts)		Full-Year 2016	Prior Guidance
Consolidated interest expense, net of capitalized interest		($121) to ($125)	($121) to ($125)
Capitalized interest (2)		$14 to $18	$14 to $18
General and administrative (3)		($48) to ($52)	($50) to ($54)
Tax benefit for TRS		$1 to $2	$1 to $2
Total joint venture FFO, including fee income (net of adjustments for FFO as Adjusted)		$60 to $65	$60 to $65
Non-recurring items:
Disposition related gains and non-recurring fees included in FFO		$1.7 to $2.5	$1.7 to $2.5
Long-term incentive plan transition costs		$1	$1 to $2
Average stabilized homes		40,700	40,700
Recurring capital expenditures per home		$1,150	$1,150
Revenue enhancing capital expenditures		$21 to $23	$21 to $23
Kitchen & Bath capital expenditures		$13 to $17	$13 to $17
One-time infrastructure capital expenditures		$2 to $3	$2 to $3

(1) See Attachment 16 for definitions and other terms.
(2) Excludes capitalized interest on joint venture and partnership level debt, which is included in the guidance for "Total joint venture FFO, including fee income" above.
(3) Includes an estimated $10 million to $12 million of long-term incentive plan compensation expense, including $1 million related to program transition expense.

Attachment 16(A)

UDR, Inc.
Definitions and Reconciliations
June 30, 2016
(Unaudited)

Acquired Communities: The Company defines Acquired Communities as those communities acquired by the Company, other than development and redevelopment activity, that did not achieve stabilization as of the most recent quarter.

Adjusted Funds From Operations ("AFFO") attributable to common stockholders and unitholders:  The Company defines AFFO as FFO as Adjusted attributable to common stockholders and unitholders less recurring capital expenditures that are necessary to help preserve the value of and maintain functionality at our communities.

Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company's operational performance than FFO or FFO as Adjusted. AFFO is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance. The Company believes that net income attributable to common stockholders is the most directly comparable GAAP financial measure to AFFO. Management believes that AFFO is a widely recognized measure of the operations of REITs, and presenting AFFO will enable investors to assess our performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not always be comparable to AFFO calculated by other REITs. AFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. A reconciliation from net income attributable to common stockholders to AFFO is provided on Attachment 2.

Development Communities:  The Company defines Development Communities as those communities recently developed or under development by the Company, that are currently majority owned by the Company and have not achieved stabilization as of the most recent quarter.

Effective New Lease Rate Growth:  The Company defines effective new lease rate growth as the increase in gross potential rent realized less all concessions for the new lease term (current effective rent) versus prior resident effective rent for the prior lease term on all new leases commenced during the current quarter.

Management considers effective new lease rate growth a useful metric for investors as it assesses market-level new demand trends.

Effective Renewal Lease Rate Growth:  The Company defines effective renewal lease rate growth as the increase in gross potential rent realized less all concessions for the new lease term (current effective rent) versus prior effective rent for the prior lease term on all renewed leases commenced during the current quarter.

Management considers effective renewal lease rate growth a useful metric for investors as it assesses market-level, in-place demand trends.

Estimated Quarter of Completion:  The Company defines estimated quarter of completion of a development or redevelopment project as the date on which construction is expected to be completed, but does not represent the date of stabilization.

Fixed Charge Coverage Ratio:  The Company defines Fixed Charge Coverage Ratio as net income, excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and other joint venture communities, other depreciation and amortization, noncontrolling interests, net gain/(loss) on the sale of real estate owned, TRS income tax, divided by total interest plus preferred dividends.

Management considers fixed charge coverage a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company’s ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise fixed charge coverage is provided on Attachment 4(C) of the Company's quarterly supplemental disclosure.

Funds From Operations as Adjusted attributable to common stockholders and unitholders:  The Company defines FFO attributable to common stockholders and unitholders as Adjusted as FFO excluding the impact of acquisition-related costs and other non-comparable items including, but not limited to, prepayment costs/benefits associated with early debt retirement, gains on sales of marketable securities and TRS property, deferred tax valuation allowance increases and decreases, casualty-related expenses and recoveries, severance costs and legal costs.

Management believes that FFO as Adjusted is useful supplemental information regarding our operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. FFO as Adjusted is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance. The Company believes that net income attributable to common stockholders is the most directly comparable GAAP financial measure to FFO as Adjusted. However, other REITs may use different methodologies for calculating FFO as Adjusted or similar FFO measures and, accordingly, our FFO as Adjusted may not always be comparable to FFO as Adjusted or similar FFO measures calculated by other REITs. FFO as Adjusted should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity. A reconciliation from net income attributable to common stockholders to FFO as Adjusted is provided on Attachment 2.

Funds From Operations ("FFO") attributable to common stockholders and unitholders:  The Company defines FFO as net income attributable to common stockholders and unitholders, excluding impairment write-downs of depreciable real estate or of investments in non-consolidated investees that are driven by measurable decreases in the fair value of depreciable real estate held by the investee, gains (or losses) from sales of depreciable property, plus real estate depreciation and amortization, and after adjustments for noncontrolling interests, unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust's definition issued in April 2002. In the computation of diluted FFO, unvested restricted stock, unvested LTIP units, stock options, and the shares of Series E Cumulative Convertible Preferred Stock are dilutive; therefore, they are included in the diluted share count.

Activities of our taxable REIT subsidiary (TRS), include development and land entitlement. From time to time, we develop and subsequently sell a TRS property which results in a short-term use of funds that produces a profit that differs from the traditional long-term investment in real estate for REITs. We believe that the inclusion of these TRS gains in FFO is consistent with the standards established by NAREIT as the short-term investment is incidental to our main business. TRS gains on sales, net of taxes, are defined as net sales proceeds less a tax provision and the gross investment basis of the asset before accumulated depreciation.

Management considers FFO a useful metric for investors as the Company uses FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation from net income attributable to common stockholders to FFO is provided on Attachment 2.

Attachment 16(B)

UDR, Inc.
Definitions and Reconciliations
June 30, 2016
(Unaudited)

Held For Disposition Communities: The Company defines Held for Disposition Communities as those communities that were held for sale as of the end of the most recent quarter.

Interest Coverage Ratio:  The Company defines Interest Coverage Ratio as net income, excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and joint venture communities, other depreciation and amortization, noncontrolling interests, net gain/(loss) on the sale of real estate owned, TRS income tax, divided by total interest.

Management considers interest coverage ratio a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company’s ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise interest coverage ratio is provided on Attachment 4(C) of the Company's quarterly supplemental disclosure.

Joint Venture Reconciliation at UDR's Weighted Average Pro-Rata Ownership Interest

In thousands		2Q 2016	YTD 2016
Income/(loss) from unconsolidated entities		$325	$1,004
Management fee		1,132	2,237
Interest expense		8,310	16,192
Depreciation		12,299	22,649
General and administrative		239	399
West Coast Development JV		(2,230)	(4,327)
Steele Creek		(1,560)	(3,079)
Other income/expense (includes 717 Olympic casualty expense)		(236)	418
Total Joint Venture NOI at UDR's Pro-Rata Ownership Interest		$18,279	$35,493

JV Return on Equity ("ROE"):  The Company defines JV ROE as the pro rata share of property NOI plus property and asset management fee revenue less interest expense, divided by the average of beginning and ending equity capital for the quarter.

Management considers ROE a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on a leveraged basis.

JV Return on Invested Capital ("ROIC"):  The Company defines JV ROIC as the pro rata share of property NOI plus property and asset management fee revenue divided by the average of beginning and ending invested capital for the quarter.

Management considers ROIC a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on an unleveraged basis.

Net Debt to EBITDA:  The Company defines net debt to EBITDA as total debt net of cash and cash equivalents divided by EBITDA. EBITDA is defined as net income, excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and other joint venture communities, other depreciation and amortization, noncontrolling interests, net gain/(loss) on the sale of real estate owned, and TRS income tax.

Management considers net debt to EBITDA a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company’s ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation between net income and EBITDA is provided on Attachment 4(C) of the Company's quarterly supplemental disclosure.

Net Operating Income (“NOI”):  The Company defines NOI as rental income less direct property rental expenses. Rental income represents gross market rent less adjustments for concessions, vacancy loss and bad debt. Rental expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing. Excluded from NOI is property management expense which is calculated as 2.75% of property revenue to cover the regional supervision and accounting costs related to consolidated property operations, and land rent.

Management considers NOI a useful metric for investors as it is a more meaningful representation of a community’s continuing operating performance than net income as it is prior to corporate-level expense allocations, general and administrative costs, capital structure and depreciation and amortization and is a widely used input, along with capitalization rates, in the determination of real estate valuations. A reconciliation from net income attributable to UDR, Inc. to NOI is provided below.

In thousands	2Q 2016	1Q 2016	4Q 2015	3Q 2015	2Q 2015
Net income/(loss) attributable to UDR, Inc.	$17,946	$10,393	$162,200	$13,291	$86,855
Property management	6,494	6,379	6,445	5,988	5,851
Other operating expenses	1,892	1,752	3,534	2,639	1,769
Real estate depreciation and amortization	105,937	105,339	104,909	90,568	90,344
Interest expense	30,678	31,104	33,170	30,232	29,673
Casualty-related (recoveries)/charges, net	1,629	—	(45)	541	843
General and administrative	10,835	13,844	17,993	15,824	13,721
Tax (benefit)/provision, net	(402)	(403)	(1,424)	(633)	(1,404)
(Income)/loss from unconsolidated entities	(325)	(679)	(1,052)	(2,691)	573
Interest income and other (income)/expense, net	(540)	(431)	(407)	(402)	(382)
Joint venture management and other fees	(2,618)	(2,858)	(3,253)	(3,653)	(3,098)
Other depreciation and amortization	1,486	1,553	1,899	1,457	1,700
(Gain)/loss on sale of real estate owned, net of tax	(7,315)	(3,070)	(172,635)	—	(79,042)
Net income/(loss) attributable to noncontrolling interests	1,618	1,211	14,963	404	3,029
Total consolidated NOI	$167,315	$164,134	$166,297	$153,565	$150,432

Attachment 16(C)

UDR, Inc.
Definitions and Reconciliations
June 30, 2016
(Unaudited)

Non-Mature: The Company defines Non-Mature Communities as those communities that have not met the criteria to be included in Same-Store Communities.

Non-Residential / Other:  The Company defines Non-Residential / Other as non-apartment components of mixed-use properties, land held, properties being prepared for redevelopment and properties where a material change in home count has occurred.

Physical Occupancy: The Company defines physical occupancy as the number of occupied homes divided by the total homes available at a community.

QTD Same-Store ("SS") Communities:  The Company defines QTD SS Communities as those communities stabilized for five full consecutive quarters. These communities were owned and had stabilized occupancy and operating expenses as of the beginning of the quarter in the prior year, were not in process of any substantial redevelopment activities, and not held for disposition.

Recurring Capital Expenditures: The Company defines recurring capital expenditures as expenditures that are necessary to help preserve the value of and maintain functionality at its communities.

Redevelopment Communities: The Company generally defines Redevelopment Communities as those communities where substantial redevelopment is in progress that is expected to have a material impact on the community's operations, including occupancy levels and future rental rates.

Redevelopment Projected Weighted Average Return on Incremental Capital Invested:  The projected weighted average return on incremental capital invested for redevelopment projects is NOI as set forth in the Stabilization Period for Redevelopment Yield definition, less Recurring Capital Expenditures, minus the project’s annualized operating NOI prior to commencing the redevelopment, less Recurring Capital Expenditures, divided by total cost of the project.

Return on Equity ("ROE"): The Company defines ROE as a referenced quarter's NOI less interest expense, annualized, divided by the average of beginning and ending equity capital for the quarter.

Management considers ROE a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on a leveraged basis.

Return on Invested Capital ("ROIC"): The Company defines ROIC as a referenced quarter's NOI, annualized, divided by the average of beginning and ending invested capital for the quarter.

Management considers ROIC a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on an unleveraged basis.

Revenue Enhancing Capital Expenditures: The Company defines revenue-enhancing capital expenditures as expenditures that result in increased income generation over time.

Management considers revenue enhancing capital expenditures a useful metric for investors as it quantifies the amount of capital expenditures that are expected to grow, not just maintain, revenues.

Sold Communities: The Company defines Sold Communities as those communities that were disposed of prior to the end of the most recent quarter.

Stabilization for Same Store Classification: The Company generally defines stabilization as when a community’s occupancy reaches 90% or above for at least three consecutive months.

Stabilized, Non-Mature Communities: The Company defines Stabilized, Non-Mature Communities as those communities that are stabilized but not yet in the Company's Same-Store portfolio.

Stabilization Period for Development Yield: The Company defines the stabilization period for development property yield as the forward twelve month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of the project.

Stabilization Period for Redevelopment Yield: The Company defines the stabilization period for a redevelopment property yield for purposes of computing the Projected Weighted Average Return on Incremental Capital Invested, as the forward twelve month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of a project.

Stabilized Yield on Developments:  Expected stabilized yields on development are calculated as follows, projected stabilized NOI less management fees divided by budgeted construction cost on a project-specific basis.  Projected stabilized NOI for development projects, calculated in accordance with the NOI reconciliation provided on Attachment 16(B), is set forth in the definition of Stabilization Period for Development Yield. Given the differing completion dates and years for which NOI is being projected for these communities as well as the complexities associated with estimating other expenses upon completion such as corporate overhead allocation, general and administrative costs and capital structure, a reconciliation to GAAP measures is not meaningful. Projected NOI for these projects is neither provided, nor is representative of Management’s expectations for the Company’s overall financial performance or cash flow growth and there can be no assurances that forecast NOI growth implied in the estimated construction yield of any project will be achieved.

Management considers estimated stabilized yield on development as a useful metric for investors as it helps provide context to the expected effects that development projects will have on the Company’s future performance once stabilized.

Total Revenue per Occupied Home:  The Company defines total revenue per occupied home as rental and other revenues, calculated in accordance with GAAP, divided by the product of occupancy and the number of apartment homes.

Management considers total revenue per occupied home a useful metric for investors as it serves as a proxy for portfolio quality, both geographic and physical.

TRS:  The Company's taxable REIT subsidiary ("TRS") focuses on development, land entitlement and short-term hold investments. TRS gains on sales, net of taxes, is defined as net sales proceeds less a tax provision and the gross investment basis of the asset before accumulated depreciation.

YTD Same-Store ("SS") Communities:  The Company defines YTD SS Communities as those communities stabilized for two full consecutive calendar years. These communities were owned and had stabilized occupancy and operating expenses as of the beginning of the prior year, were not in process of any substantial redevelopment activities, and not held for disposition.

Attachment 16(D)

UDR, Inc.
Definitions and Reconciliations
June 30, 2016
(Unaudited)

All guidance is based on current expectations of future economic conditions and the judgment of the Company's management team. The following reconciles from GAAP Net income/(loss) per share for full year 2016 and third quarter of 2016 to forecasted FFO, FFO as Adjusted and AFFO per share and unit:

	Full-Year 2016
	Low	High
Forecasted net income per diluted share	$0.23	$0.27
Conversion from GAAP share count	(0.02)	(0.02)
Net gain on the sale of depreciable real estate owned	(0.03)	(0.03)
Depreciation	1.58	1.58
Noncontrolling interests	(0.01)	(0.01)
Preferred dividends	0.01	0.01
Forecasted FFO per diluted share and unit	$1.76	$1.80
Disposition-related FFO	(0.01)	(0.01)
Long-term incentive plan transition costs	—	—
Casualty-related (recoveries)/charges	0.01	0.01
Forecasted FFO as Adjusted per diluted share and unit	$1.77	$1.80
Recurring capital expenditures	(0.16)	(0.16)
Forecasted AFFO per diluted share and unit	$1.61	$1.64

	3Q 2016
	Low	High
Forecasted net income per diluted share	$0.04	$0.07
Conversion from GAAP share count	—	(0.01)
Depreciation	0.40	0.40
Noncontrolling interests	—	—
Preferred dividends	—	—
Forecasted FFO per diluted share and unit	$0.44	$0.46
Disposition-related FFO	—	—
Long-term incentive plan transition costs	—	—
Casualty-related (recoveries)/charges	—	—
Forecasted FFO as Adjusted per diluted share and unit	$0.44	$0.46
Recurring capital expenditures	(0.05)	(0.05)
Forecasted AFFO per diluted share and unit	$0.39	$0.41

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